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                                                                   EXHIBIT 23.02


ACCOUNTANTS' CONSENT


The Board of Directors
UFP Technologies, Inc.

We consent to the inclusion in Form 10-K of UFP Technologies, Inc. of our report dated February 25, 1999, with respect to the consolidated statements of income, stockholders' equity, and cash flows for the year ended, and the related schedule, which report appears in the Form 10-K of UFP Technologies, Inc. dated March 26, 2001.


/S/ KPMG LLP
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Boston, Massachusetts
March 26, 2001